                                                                    EXHIBIT 10.1

===============================================================================


                                LICENSE AGREEMENT

                                     Between

                           NOVEN PHARMACEUTICALS, INC.

                                       and

                              VIVELLE VENTURES LLC

                           Dated as of March 29, 2001

                          (CombiPatch Product License)


===============================================================================



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                                TABLE OF CONTENTS

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ARTICLE 1.        INTERPRETATION..................................................................................1


ARTICLE 2.        LICENSE GRANT...................................................................................3


ARTICLE 3.        LICENSE FEE.....................................................................................4

         3.1.     License Fee.....................................................................................4
         3.2.     Manner of Payment of the License Fee............................................................4
         3.3.     ***.............................................................................................4

ARTICLE 4.        INTELLECTUAL PROPERTY CLAIMS....................................................................4

         4.1.     Infringement or Other Actions Regarding the CombiPatch Technology...............................4
         4.2.     Other Third Party Claims........................................................................5

ARTICLE 5.        CONFIDENTIALITY AND NONCOMPETITION..............................................................5

         5.1.     Confidentiality; Press Releases.................................................................5
         5.2.     Noncompetition..................................................................................7
         5.3.     Injunctive Relief...............................................................................7

ARTICLE 6.        WARRANTIES......................................................................................8


ARTICLE 7.        INDEMNITY......................................................................................10

         7.1.     Indemnification Obligations of Novogyne........................................................10
         7.2.     Indemnification Regarding Amendment Agreement..................................................10

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         7.3.     Indemnification Obligations of Noven...........................................................10
         7.4.     Procedure......................................................................................11

ARTICLE 8.        MISCELLANEOUS..................................................................................12

         8.1.     Notices........................................................................................12
         8.2.     Force Majeure..................................................................................13
         8.3.     Assignment.....................................................................................13
         8.4.     Applicable Law.................................................................................13
         8.5.     Severability...................................................................................13
         8.6.     No Waiver......................................................................................14
         8.7.     Interpretation.................................................................................14
         8.8.     Entire Agreement...............................................................................14
         8.9.     Counterparts...................................................................................14
         8.10.    Dispute Resolution.............................................................................14






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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


                                LICENSE AGREEMENT

                  LICENSE AGREEMENT dated as of March 29, 2001 (this "Agreement") by and among Noven Pharmaceuticals, Inc. a Delaware corporation ("Noven") and Vivelle Ventures, LLC, a Delaware limited liability company doing business as "Novogyne Pharmaceuticals" ("Novogyne").

                              W I T N E S S E T H:
                               - - - - - - - - - -


                  WHEREAS, Noven and Rhone-Poulenc Rorer Pharmaceuticals, Inc. have entered into an amended and restated license agreement dated as of September 30, 1999 (the "Noven License Agreement"), pursuant to which Noven granted Rhone-Poulenc Rorer Pharmaceuticals, Inc. an exclusive license in defined territories to, inter alia, the CombiPatch Product (as defined herein); and

                  WHEREAS, Rhone-Poulenc Rorer Pharmaceuticals, Inc. assigned the Noven License Agreement as of September 30, 1999 to Rorer Pharmaceutical Products Inc. ("Aventis"); and

                  WHEREAS, Noven and Aventis have entered into an Amendment Agreement ("Noven Amendment Agreement') dated as of March 29, 2001, with respect to the Noven License Agreement pursuant to which all rights to the CombiPatch Product in the Territory granted to Aventis in the Noven License Agreement have reverted to Noven; and

                  WHEREAS, Noven desires to provide Novogyne with a royalty-free, non-terminable exclusive license of all those rights to the CombiPatch Product in the Territory which reverted to Noven pursuant to the Noven Amendment Agreement, and Novogyne desires to license said rights, all on the terms and subject to the conditions contained in this Agreement;

                  NOW THEREFORE, in consideration of the agreements and covenants set forth above and herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1.

                                 INTERPRETATION

         1.1. As used herein, the following capitalized terms shall have the following meanings:




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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


                  "AFFILIATE" means, when used with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with the subject Person. For purposes of this License Agreement, "control" means the direct or indirect ownership of over 50% of the outstanding voting securities of a Person, or to control the management decisions of such Person. For the avoidance of doubt, for purposes of this Agreement, Novartis Pharmaceuticals Corporation and its Affiliates shall be considered Affiliates of Novogyne, and Noven and its Affiliates shall not be considered Affiliates of Novogyne.

                  "CLAIMS" shall have the meaning set forth in Section 7.1 hereof.

                  "CLOSING DATE" shall have the meaning set forth in the Purchase Agreement.

                  "CONFIDENTIAL INFORMATION" means all proprietary data, know-how and related information, including all regulatory approvals and related filings, applications and data, the content of any unpublished patent applications, operating methods and procedures, marketing, distribution and sales methods and systems, sales figures and other business information.

                  "COMBIPATCH PRODUCT" means the transdermal estrogen/progestin product which has been and is being developed by Aventis and its Affiliates and is marketed under the trademark CombiPatch(R) in the Territory at the date of the Purchase Agreement.

                  "COMBIPATCH TECHNOLOGY" means any and all rights owned by Noven necessary to Develop, use, sell or otherwise dispose of the CombiPatch Product in the Territory, including, without limitation, the patents and patent applications listed in Schedule 6.1(b) attached hereto.

                  "COMPETING PRODUCT" means ***.

                  "DEVELOP" shall mean, with respect to the CombiPatch Product, to conduct any and all clinical development and commercialization activities, which activities shall not, in any event, include modifications to the structure or composition of the CombiPatch Product and shall not include any right to manufacture the CombiPatch Product.

                  "DISTRIBUTION AND SERVICES AGREEMENT" shall mean the Distribution and Services Agreement between Novartis Pharmaceuticals Corporation and Novogyne dated as of May 1, 1998.

                  "IMPROVEMENTS PRODUCTS" means any product to which Aventis has rights in the Territory under the Noven License Agreement as amended, now existing or developed or improved in the future by any Person, other than the CombiPatch Product, rights to which are to be offered to Novogyne in accordance with the Purchaser Improvements Letter Agreement.

                  "LOSSES" shall have the meaning set forth in Section 7.1 hereof.

                  "MARKETING AND PROMOTIONAL SERVICES AGREEMENT" shall mean the Marketing and Promotional Services Agreement between Noven and Novogyne dated as of May 1, 1998.



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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


                  "NOVARTIS PHARMA IMPROVEMENTS SUBLICENSE AGREEMENT" means the Sublicense Agreement between Aventis and Novartis Pharma AG and executed on or about March 29, 2001.

                  "NOVEN INDEMNITEES" shall have the meaning set forth in
Section 7.1 hereof.

                  "NOVOGYNE INDEMNITEES" shall have the meaning set forth in
Section 7.3 hereof.

                  "OPERATING AGREEMENT" means the Operating Agreement of Novogyne between Noven and Novartis Pharmaceuticals Corporation dated as of May 1, 1998.

                  "PERSON" means any corporation, partnership, joint venture, other entity or natural person.

                  "PURCHASE AGREEMENT" means the Purchase Agreement between Aventis and Novogyne dated March 29, 2001.

                  "LICENSE FEE" has the meaning set forth in Section 3.1.

                  "PURCHASER IMPROVEMENTS LETTER AGREEMENT" means the Letter Agreement between Noven, Novogyne, Novartis Pharmaceuticals Corporation and Novartis Pharma AG dated on or about March 29, 2001 pursuant to which Novartis Pharma AG shall offer to sublicense to Novogyne all of its rights under the Novartis Pharma Improvements Sublicense Agreement in the Territory on a product-by-product basis.

                  "RELATED AGREEMENTS" means the Purchase Agreement, the Novartis Pharma Improvements Sublicense Agreement, the Purchaser Improvements Letter Agreement, the Noven Amendment Agreement and the Supply Agreement.

                  "SUPPLY AGREEMENT" means the Supply Agreement between Novogyne and Noven dated on or about March 29, 2001 pursuant to which Noven will manufacture and supply to Novogyne CombiPatch Product and any Improvements Product.

                  "TERRITORY" means the United States, its territories and possessions.

                                   ARTICLE 2.

                                  LICENSE GRANT

                  2.1. On the terms and conditions of this Agreement, with effect from the Closing Date, Noven hereby grants to Novogyne a royalty-free, perpetual, non-terminable, exclusive license to use the CombiPatch Technology solely to Develop, use, sell or otherwise dispose of the CombiPatch Product in the Territory. Notwithstanding the foregoing sentence, Noven shall have an unrestricted right to use CombiPatch Technology for Noven's non-Competing Products, including a right to license CombiPatch Technology to others for use in non-Competing Products.



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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


                  2.2. In the event that Novartis Pharmaceuticals Corporation or any of its Affiliates acquires Noven's Interest (as defined in the Operating Agreement) in Novogyne pursuant to Section 9.5 of the Operating Agreement, Novogyne shall use commercially reasonable efforts to Develop, use, sell or otherwise dispose of the CombiPatch Product in the Territory and this obligation shall be binding upon Novogyne's Successors and Assigns. "Novogyne's Successors and Assigns" shall mean any person to whom the CombiPatch Product or CombiPatch Technology is sold, licensed, or otherwise transferred or who acquires Novogyne by operation of law or through merger, acquisition or otherwise, and who is, or is controlled by, Novartis Pharmaceuticals Corporation, or any of its Affiliates.

                                   ARTICLE 3.

                                   LICENSE FEE

                  3.1. LICENSE FEE. In consideration for the rights granted in
Article 2 above, Novogyne shall pay Noven forty million United States Dollars ($40,000,000) ("LICENSE FEE").

                  3.2. MANNER OF PAYMENT OF THE LICENSE FEE. Novogyne shall pay to Noven the License Fee by payment of the following amounts by wire transfer to an account or accounts designated in writing by Noven, including but not limited to accounts of Aventis, on the dates set forth below:

                       AMOUNT                   DUE DATE
                       ------                   --------
                   $10,000,000                  June 1, 2001
                   $10,000,000                  September 4, 2001
                   $10,000,000                  December 3, 2001
                   $10,000,000                  March 1, 2002

                   3.3.     ***.

                                   ARTICLE 4.

                          INTELLECTUAL PROPERTY CLAIMS

                  4.1. INFRINGEMENT OR OTHER ACTIONS REGARDING THE COMBIPATCH TECHNOLOGY. (a) If either party shall become aware of any infringement or threatened infringement of the CombiPatch Technology or any unfair competition, disparagement or other tortious act by any third party in relation to the CombiPatch Technology, then the party having such knowledge shall give prompt notice thereof to the other party.

                  (b) Novogyne, its Affiliates and licensees, shall have the right to take such action as it deems appropriate to protect and enforce the CombiPatch Technology in the Territory against any Competing Product indicated for menopausal symptoms, osteoporosis, or any other indication for which the CombiPatch Product is then approved, including but not limited to, bringing an action, suit or other appropriate proceeding or threatening to bring an action



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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


suit or other appropriate proceeding, to prevent or eliminate the infringement of such CombiPatch Technology with regard to any Competing Product, or the unfair competition, disparagement or other tortious act by any third party in relation to the CombiPatch Technology in the Territory with regard to any Competing Product. Subject to Section 4.1(c) below, Noven agrees to cooperate with Novogyne, its Affiliates and licensees, in any reasonable manner in any such action, suit or proceeding, at the expense of Novogyne, its Affiliates and licensees, including, without limitation, joining as a party to such action, suit or proceeding, if necessary to maintain standing.

                  (c) ***.

                  (d) ***.

                  (e) ***.

                  (f) All amounts awarded as damages, profits or otherwise in connection with any action specified in Section 4.1(b) taken by Novogyne, its Affiliates or licensees, shall be ***. If Novogyne, its Affiliates and licensees, elect not to take any action of the nature specified in Section 4.1(b) within sixty (60) days of becoming aware or receiving notice under
Section 4.1(a) of any infringement, threatened infringement, unfair competition, disparagement or other tortious act identified in Section 4.1(a), Novogyne shall give Noven notice of such decision, and Noven thereafter shall have the right to take any action of the nature specified in Section 4.1(b). In such event, all amounts awarded as damages, profits or otherwise in connection with any action taken by Noven shall be ***.

                  4.2. OTHER THIRD PARTY CLAIMS. If either party becomes aware of any action, suit or proceeding or threat of action, suit or proceeding, by a third party alleging that the manufacture, use, import, sale or other disposal of CombiPatch Product in the Territory infringes or violates any other intellectual property right of any third party, such party shall promptly notify the other party of the same.

                                   ARTICLE 5.

                       CONFIDENTIALITY AND NONCOMPETITION

                  5.1. CONFIDENTIALITY; PRESS RELEASES

                  (a) Pursuant to the terms hereof, from time to time during the term of this Agreement, each of Noven and Novogyne and/or their respective Affiliates (in such capacity, the "DISCLOSING PARTY") have disclosed and will be disclosing to the other party and/or its Affiliates (in such capacity, the "RECEIVING PARTY") certain Confidential Information of the Disclosing Party. The Receiving Party shall make no use of such Confidential Information except in the exercise of its rights and performance of its obligations set forth in this Agreement and the Related Agreements. The Receiving Party shall use the same efforts to keep secret, and prevent the disclosure to third parties of, Confidential Information of the Disclosing Party as it would use with respect to its own Confidential Information. Confidential Information disclosed by the



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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


Disclosing Party shall remain the sole and absolute property of the Disclosing Party, subject to the rights granted in this Agreement and the transactions contemplated herein. The above restrictions on the use and disclosure of Confidential Information shall not apply to any information which: (i) is already known to the Receiving Party at the time of disclosure by the Disclosing Party, as demonstrated by competent proof; (ii) is or becomes generally available to the public other than through any act or omission of the Receiving Party in breach of this Agreement; (iii) is acquired by the Receiving Party from a third party who is not, directly or indirectly, under an obligation of confidentiality to the Disclosing Party with respect to same; or (iv) is developed independently by the Receiving Party without use, direct or indirect, of information that is required to be held confidential hereunder.

                  In the event the Receiving Party is required: (i) by law, rule or regulation to disclose Confidential Information of the Disclosing Party to regulatory authorities to obtain and maintain regulatory approval for the CombiPatch Product; (ii) to disclose Confidential Information of the Disclosing Party to respond to a regulatory or governmental inquiry concerning the CombiPatch Product; or (iii) to disclose Confidential Information of the Disclosing Party in a judicial, administrative or arbitration proceeding to enforce such party's rights under this Agreement, it may do so only if it: (A) provides the Disclosing Party with as much advance written notice as possible of the required disclosure; (B) cooperates with the Disclosing Party in any attempt to prevent or limit the disclosure; and (C) limits disclosure, if any, to the specific purpose at issue.

                  (b) Notwithstanding the provisions of this Section 5.1:

                           (i) Novogyne, its Affiliates and licensees, shall be permitted to disclose to their respective distributors, wholesalers and other direct customers such Confidential Information relating to the CombiPatch Product or any Improvements Product as Novogyne, its Affiliates and licensees, shall reasonably determine to be necessary or useful in order to effectively market and distribute the CombiPatch Product or any Improvements Product;

                           (ii) Noven shall be permitted to disclose such Confidential Information relating to the CombiPatch Product or any Improvements Product as Noven shall reasonably determine to be necessary or useful in order to effectively perform its obligations under the Marketing and Promotional Services Agreement; and

                           (iii) Novartis Pharmaceuticals Corporation shall be permitted to disclose such Confidential Information relating to the CombiPatch Product or any Improvements Product as it shall reasonably determine to be necessary or useful in order to effectively perform its obligations under the Distribution and Services Agreement;

 PROVIDED, HOWEVER, that in each such case any third party recipients of any Confidential Information undertake substantially the same confidentiality obligation as the parties hereunder with respect to such Confidential Information.



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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


                  (c) Notwithstanding any other provision of this Agreement, for purposes of Section 5.1 hereof, Noven may disclose any of its Confidential Information within the CombiPatch Technology to any third party for any purpose other than in connection with the development or commercialization of any product which is not a Competing Product. This limitation on Noven's right to disclose its Confidential Information shall terminate upon termination of the Novartis Pharma Improvements Sublicense Agreement and the Purchaser Improvements Letter Agreement. Any disclosure of Noven's Confidential Information that relates exclusively to a Licensed Product (as defined in the Noven License Agreement) to a third party pursuant to this Section 5.1(c) shall be subject to confidentiality undertakings by any such third party disclosee which are no less stringent than those set forth in this Section 5.1.

                  (d) Except as may be required by applicable laws, rules or regulations, no party will originate any publicity, press or news release, or other public announcement, written or oral, whether to the public press or otherwise, relating to this Agreement or the Related Agreements, the transactions contemplated hereby or thereby, or to the existence of an arrangement between the parties, without the prior written approval of the other party. In the event disclosure of this Agreement or any of the Related Agreements, any of the terms and conditions of this Agreement or such Related Agreements, or any of the transactions contemplated by this Agreement or such Related Agreements, is required by applicable law, rules or regulations, then the party required to so disclose such information shall, to the extent possible, provide to the other party for its prior approval (such approval not to be unreasonably withheld or delayed) a written copy of such public announcement. When practicable, the disclosing party will provide such copy to the other party at least five (5) business days prior to disclosure.

                  (e) Neither party shall use the name of the other for marketing, advertising or promotional claims without the prior written consent of the other party.

                  5.2. NONCOMPETITION.

                  (a) Noven covenants that for a period ***, neither it nor any of its Affiliates or sublicensees shall market, sell or distribute (or agree with any third party to do any of the foregoing) any Competing Product in the Territory, other than Improvements Products. Notwithstanding the foregoing, with respect to the marketing, sale or distribution of any Competing Product in the Territory solely to the extent that the marketing, sale or distribution of such Competing Product by Noven (or its Affiliates or sublicensees) is the result of Noven (or its Affiliates or sublicensees) having acquired the Competing Product from the acquisition of, or merger with another Person who at the time of acquisition possessed such Competing Product and/or was marketing, selling and/or distributing it in the Territory, Noven, its Affiliate or sublicensee shall ***.

                  (b) Noven recognizes that the territorial, time and scope limitations set forth in this Section 5.2 are reasonable and are required for the protection of Novogyne and its Affiliates.

                  5.3. INJUNCTIVE RELIEF. Each party specifically recognizes that any breach by it of Section 5.1, and Noven specifically recognizes that any breach by it of Section 5.2, may cause irreparable injury to the other party and




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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


that actual damages may be difficult to ascertain, and, in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), each party agrees that in the event of any such breach, notwithstanding the provisions of Section 8.10, the other party shall be entitled to seek, by way of private litigation in the first instance, injunctive relief and such other legal and equitable remedies as may be available.

                                   ARTICLE 6.

                                   WARRANTIES

                  6.1. Noven represents and warrants to Novogyne as of the date hereof and the Closing Date that:

                  (a) Subject to the Noven Amendment Agreement, it has the right to enter into this Agreement, that there are no outstanding assignments, grants, licenses, encumbrances, obligations or agreements, either written, oral or implied, materially inconsistent with this Agreement, it owns all right, title and interest in the CombiPatch Technology, and has the right to grant the rights thereto granted hereunder.

                  (b) To the extent indicated on Schedule 6.1(b), each patent within the CombiPatch Technology has been duly registered in, filed in or issued by the United States Patent and Trademark Office, and each such registration, filing and issuance remains in full force and effect. No patent within the CombiPatch Technology has been cancelled, abandoned or otherwise terminated and all renewal and maintenance fees in respect thereof have been duly paid. There are no interferences or other contested proceedings, either pending or, to the best knowledge of Noven, threatened, in the United States Patent and Trademark Office relating to any pending application with respect to any patent within the CombiPatch Technology.

                  (c) Noven has the exclusive right to file, prosecute and maintain all patent applications and patents with respect to the CombiPatch Technology in the Territory.

                  (d) Other than the agreements listed in Schedule 6.1(d) hereto, neither Noven nor any of its Affiliates is a party to, whether as licensor, licensee, or otherwise, or otherwise knows of, any license or agreement with respect to the CombiPatch Technology that covers a Licensed Product (as defined in the Noven License Agreement) or a Competing Product.

                  (e) Based on Noven's actual and present knowledge, no use by Noven, any of its Affiliates or licensees, of any CombiPatch Technology (including, without limitation, the manufacture, development, marketing, sale or distribution of the CombiPatch Product) violates, infringes, misappropriates or misuses any intellectual property rights of any third party in the Territory.

                  (f) Neither Noven nor any of its Affiliates or licensees has received any written notice or claim from any third party challenging the right of Noven or any of its Affiliates or licensees to use any CombiPatch Technology. To the best knowledge of Noven, there is no pending or threatened claim in




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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


writing by any third party of a violation, infringement, misuse or misappropriation by Noven or any of its Affiliates or licensees of any intellectual property owned by any third party, or for the invalidity of any patent within the CombiPatch Technology, in any jurisdiction, and, to the best knowledge of Noven, there is no valid basis for any such claim.

                  (g) Noven has secured valid written assignments or written agreements requiring inventors to execute and deliver a written assignment, from all consultants and employees who contributed to the creation or development of any CombiPatch Technology, of the rights to such contributions that Noven does not already own by operation of law.

                  (h) Noven and its Affiliates, and to Noven's knowledge, its licensees and sublicensees, have taken all necessary and reasonable steps to protect and preserve the confidentiality of all know-how and trade secrets included in the CombiPatch Technology, and all use, disclosure or appropriation thereof by or to any third party has been pursuant to the terms of a written agreement between such third party and Noven.

                  (i) Following the Closing Date, Novogyne, its Affiliates and licensees will be able to Develop, market, distribute, promote, use, sell and otherwise dispose of CombiPatch Product in the Territory without infringing any patent right of Noven or any Affiliate of Noven.

                  (j) The rights granted pursuant to Section 2.1 hereof, together with the rights assigned to Novogyne pursuant to the Purchase Agreement, comprise all the rights required by Novogyne that Noven has to use, sell or otherwise dispose of the CombiPatch Product in the Territory.

                  (k) The Noven License Agreement is and will remain in full force and effect for the term of the Novartis Pharma Improvements Sublicense Agreement and the Purchaser Improvements Letter Agreement, and there exists, and will exist, no default or event of default or event, occurrence, condition or act on the part of Noven or any of its Affiliates which, with the giving of notice, the lapse of time or the happening of any other event or condition would become a default or event of default thereunder or give rise to any right on the part of Aventis to terminate the Noven License Agreement or any part thereof in the Territory.

                  6.2. In connection with the acceptance of the license granted hereunder, Novogyne covenants on behalf of itself and its Affiliates and licensees, that neither it nor any of its Affiliates or licensees shall during the term of this Agreement (i) sell any CombiPatch Product outside the Territory and Canada, or (ii) sell any CombiPatch Product to any Person that Novogyne knows or has reason to know, or believes, will sell such CombiPatch Product outside the Territory and Canada, either during the term of this Agreement or after the expiration or termination hereof; PROVIDED, HOWEVER, that such refusal to sell is not in violation of any valid laws and regulations.

                  6.3. Where a representation or warranty contained in this
Article 6 is stated to be to a party's knowledge, this shall mean to the actual knowledge of the party's executive officers and executives or those of the party's employees working specifically on the transactions contemplated by this Agreement and the Related Agreements.



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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


                  6.4. The foregoing representations and warranties shall survive for two years following the = Closing Date.

                                   ARTICLE 7.

                                    INDEMNITY

                  7.1. INDEMNIFICATION OBLIGATIONS OF NOVOGYNE. Without limiting
Section 11.2 of the Operating Agreement, Article 8 of the Distribution and Services Agreement, or Article 7 of the Marketing and Promotional Services Agreement, Novogyne shall defend, indemnify and hold Noven, its Affiliates, and each of their respective officers, directors, agents, employees and shareholders (collectively, "NOVEN INDEMNITEES") harmless, from and against, any and all losses, obligations, liabilities, penalties and damages (including but not limited to compensatory damages), costs and expenses (including but not limited to reasonable attorneys' fees) (collectively, "LOSSES"), which the Noven Indemnitees may incur or suffer, and all deficiencies, actions (including without limitation, any proceedings to establish insurance coverage), claims, suits, legal, administrative, arbitration, governmental or other proceedings or investigations, and judgments (collectively, "CLAIMS"), with which any of them may be faced arising out of:

                  (a) any material breach by Novogyne or any of its Affiliates or licensees of this Agreement, or material failure by any of them to comply with any covenants or obligations of Novogyne pursuant to this Agreement;

                  (b) the enforcement by the Noven Indemnitees of their rights under this Section 7.1;

                  (c) any gross negligence or willful misconduct by Novogyne or its Affiliates in Novogyne's performance pursuant to this Agreement; and

                  (d) Novogyne's material violation of any applicable law or regulation;

PROVIDED, HOWEVER, that Novogyne shall not be liable hereunder to the extent such Losses arise out of or relate to: (i) any willful misconduct or gross negligence of the Noven Indemnitees; (ii) the manufacture of CombiPatch Product by Noven under the Supply Agreement; or (iii) any material inaccuracy in or material breach of any representation and warranty made by Noven in this Agreement.

                  7.2. INDEMNIFICATION REGARDING AMENDMENT AGREEMENT. Novogyne will further indemnify Noven for any claim of Aventis that Noven has not made any payment required under Article 6 of the Noven Amendment Agreement, unless Novogyne has made the corresponding payment required under Section 3.2 of this Agreement to Noven or its designee.

                  7.3. INDEMNIFICATION OBLIGATIONS OF NOVEN. Without limiting
Section 11.2 of the Operating Agreement, Article 8 of the Distribution and Services Agreement, or Article 7 of the Marketing and Promotional Services Agreement, Noven shall defend, indemnify and hold Novogyne, its Affiliates, and


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

each of their respective officers, directors, agents, employees and shareholders (collectively, "NOVOGYNE INDEMNITEES") harmless, from and against, any and all Losses, which the Novogyne Indemnitees may incur or suffer, and all Claims with which any of them may be faced arising out of:

                  (a) any material inaccuracy in or material breach of any representation and warranty made by Noven in this Agreement;

                  (b) any material breach by Noven or any of its Affiliates or licensees of this Agreement, or material failure by any of them to comply with any covenants or obligations of Noven pursuant to this Agreement;

                  (c) the enforcement by the Novogyne Indemnitees of their rights under this Section 7.3;

                  (d) any gross negligence or willful misconduct by Noven or its Affiliates in Noven's performance pursuant to this Agreement; and

                  (e) Noven's material violation of any applicable law or regulation;

PROVIDED, HOWEVER, that Noven shall not be liable hereunder to the extent such Losses arise from willful misconduct or gross negligence of the Novogyne Indemnitees.

                  7.4. PROCEDURE. If any action, claim, suit, proceeding or investigation arises as to which a right of indemnification provided in this
Article 7 applies, the Person seeking indemnification (the "INDEMNIFIED PARTY"), shall promptly notify the party obligated under this Article 7 to indemnify the indemnified party (the "INDEMNIFYING PARTY") thereof in writing, and allow the indemnifying party and its insurers the opportunity to assume direction and control of the defense against such action, claim, suit, proceeding or investigation, at its sole expense, including without limitation, the settlement thereof at the sole option of the indemnifying party or its insurers; PROVIDED, HOWEVER, that the indemnifying party may not enter into any compromise or settlement without the prior written consent of the indemnified party unless such compromise or settlement includes as an unconditional term thereof the giving by each plaintiff or claimant to the indemnified party of a release from all liability in respect of such claim and only if such compromise or settlement does not include any admission of legal wrongdoing on the part of the indemnified party. The indemnified party shall fully cooperate with the indemnifying party and its insurer in the disposition of any such matter and the indemnified party will have the right and option to participate in (but not control) the defense of any third-party action, claim, suit, proceeding or investigation as to which this Article 7 applies, with separate counsel at its election and cost. If the indemnifying party fails or declines to assume the defense of any such third-party action, claim, suit, proceeding or investigation within thirty (30) days after notice thereof, the indemnified party may assume the defense thereof for the account and at the risk of the indemnifying party. The indemnifying party shall pay promptly to the indemnified party any losses, obligations, liabilities, Damages and judgments to which the indemnity under this Article 7 applies, as incurred.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                   ARTICLE 8.

                                  MISCELLANEOUS

                  8.1. NOTICES. Any notice or communication required or permitted to be given or made under this Agreement by one of the parties hereto shall be in writing and shall be deemed to have been sufficiently given or made for all purposes if mailed by certified mail, postage prepaid, addressed to such other party at its respective address as follows:

                  (a)      If to Noven, to:

                           Noven Pharmaceuticals, Inc.
                           11960 S.W. 144th Street
                           Miami, Florida  33186
                           Fax:  (305) 232-1836
                           Attn:  Robert C. Strauss, President and
                                  Jeffrey F. Eisenberg, Esq., General Counsel

                  with copies to:

                           Foley & Lardner
                           3000 K Street, N.W.
                           Washington, DC 20007
                           Attention:  Jay Varon, Esq.
                           Telephone:  202-672-5380
                           Facsimile:  202-672-5399

                  or to such other person or address as Noven shall furnish to the other parties hereto in writing.

                  (b)      If to Novogyne, to:

                           Vivelle Ventures LLC
                           c/o Noven Pharmaceuticals, Inc.
                           11960 S.W. 144th Street
                           Miami, FL  33186
                           Attention:  Robert C. Strauss, President and
                                       Gordon DeMario, Esq., General Counsel
                           Telephone:  (305) 253-5099
                           Facsimile:  (305) 232-1836

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                  with copies to:

                           Novartis Pharmaceuticals Corporation
                           59 Route 10
                           East Hanover, NJ  07936
                           Attention:  Office of the CEO
                           Telephone:  (973) 781 8300
                           Facsimile:  (973) 781-7036

                  and

                           White & Case LLP
                           1155 Avenue of the Americas
                           New York, NY  10036
                           Attention:  Steven M. Betensky, Esq.
                           Telephone:  (212) 819-8200
                           Facsimile:  (212) 354-8113

                  or to such other person or address as Novogyne shall furnish to the other parties hereto in writing.

                  8.2. FORCE MAJEURE. Neither party shall be responsible or liable to the other hereunder for failure or delay in performance of this Agreement due to any war, fire, accident or other casualty, or any labor disturbance or act of God, or any other unforeseeable contingency beyond such party's reasonable control. In addition, in the event of the applicability of this Section 8.2, the party affected by such force majeure shall immediately use its best efforts to eliminate, cure and overcome any of such causes and resume performance of its obligations. The party which is not performing its obligations under this Agreement as a result of any such event of force majeure will promptly notify the other party thereof and shall use commercially reasonable efforts to resume compliance with this Agreement as soon as possible.

                  8.3. ASSIGNMENT. This Agreement and all rights and obligations hereunder are personal to the parties hereto and may not be assigned, other than to Affiliates of Novogyne, without the express prior written consent of the other party Any assignment or attempt at same in the absence of such prior written consent shall be void and without effect.

                  8.4. APPLICABLE LAW. This Agreement shall be construed, and the rights of the parties determined, in accordance with the laws of the State of New York without regard to choice of law principles of the State of New York.

                  8.5. SEVERABILITY. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. In the event any provisions shall be held invalid, illegal or unenforceable the parties shall use best efforts to substitute a valid, legal and enforceable provision, which insofar as possible, implements the purposes hereof. The same principle shall apply in respect of the filling of any contractual gap.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                  8.6. NO WAIVER. No term or provision hereof will be considered waived by either party, and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other, different or subsequent breach by the other party. The failure of any party hereto at any time or times to require performance of any provisions hereof shall in no manner affect its right to enforce such provision at a later time. No waiver by any party hereto of any condition nor the breach of any term, covenant or representation contained in this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or deemed to be or construed as the breach of any other term, covenant or representation in this Agreement.

                  8.7. INTERPRETATION. The article and section headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. This Agreement is the product of negotiations between the parties. In construing the terms hereof, no presumption shall operate in either party's favor as a result of its counsel's role in drafting the terms or provisions hereof.

                  8.8. ENTIRE AGREEMENT. This Agreement, together with the Related Agreements, constitutes the entire understanding among the parties relating to the subject matter hereof, and no amendment or modification to this Agreement shall be valid or binding upon the parties unless made in writing and signed by the representatives of such parties.

                  8.9. COUNTERPARTS. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

                  8.10. DISPUTE RESOLUTION. The parties agree that, other than as set forth in Section 5.3 hereof, unresolved disputes between them relating to this Agreement shall be resolved in accordance with Article XII of the Operating Agreement.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.

                     NOVEN PHARMACEUTICALS, INC.


                     By:                   /s/ James B. Messiry
                              -------------------------------------------------
                              Name:  James B. Messiry
                              Title: Vice President and Chief Financial
                                     Officer

                     VIVELLE VENTURES LLC


                     By:                   /s/ Robert C. Strauss
                              -------------------------------------------------
                              Name:  Robert C. Strauss
                              Title: President




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